Exhibit 10.6.8

PERFORMANCE SHARE UNIT AGREEMENT

(Pursuant to the EnergySolutions, Inc. 2007 Equity Incentive Plan)

THIS PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) is made effective as of April 18, 2011 (the “Grant Date”) by and between EnergySolutions, Inc., a Delaware corporation (with any successor, the “Company”), and                                 (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the EnergySolutions, Inc. 2007 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, on April 18, 2011, the Compensation Committee of the Board determined that it would be in the best interests of the Company and its stockholders to grant the Performance Share Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Performance Share Unit Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant, effective as of the Grant Date,                      Units (the “Units”), which shall vest in accordance with Section 3.  Given the potential for a Unit award level of 200% as set forth below, the Company shall initially reserve for issuance under the Plan that number of shares of common stock that is equal to two (2) times the number of Units awarded to the Participant hereunder.

2.             Performance Measure.  The performance measure for this Award shall be calculated according to the financial results of the Performance Period (January 1, 2011 to December 31, 2013).  The performance measure goal shall be EnergySolutions’ three-year cumulative, Adjusted EBITDA of $                          .  Adjusted EBITDA is defined as EBITDA as stated in the Company’s 2011, 2012 and 2013 consolidated audited financial statements, subject to the following adjustments:

•      Gain or loss on the sale of an asset, investment or securities

•      Write-down or write-off of intangible assets

•      Litigation matters related to product or service

3.             Performance Calculation.  At the end of the Performance Period the performance measure will be calculated to determine achievement against goal, and the final number of Units may be adjusted according to the following schedule:

Cumulative three-year Adjusted EBITDA Achievement Against Goal	Percentage of Units Awarded
80%	0%
100%	100%
120%	200%

Interpolation will be used to determine the final number of Units, should results fall in between the achievement levels outlined above.  Fractional Units will not be issued.  If interpolation results in fractional Units, number of Units actually awarded to Participant will be rounded up or down to the nearest whole number.

4.             Vesting.

(a)         Vesting Date.  All Units not previously forfeited in accordance with the provisions of subsection (b), below, will vest on March 1, 2014, and will be converted to shares of common stock at a ratio of one Unit for one share of common stock.

(b)        Forfeiture.  Subject to the provisions of subsection (c) below, all Units previously awarded to Participant shall be forfeited and the Company shall have no further obligation under this Agreement should any of the following occur:

(i)         The Participant’s employment with the Company terminates for any reason prior to March 1, 2012;

(ii)        The Participant’s employment with the Company is terminated by the Company for Cause (defined below) at any time prior to March 1, 2014; or

(iii)       The Participant voluntarily terminates his or her employment at any time prior to March 1, 2014.

(c)         Accelerated Vesting.  Notwithstanding the provisions of subsection (b) above, Company shall award Participant (or his or her heirs, as the case may be), a percentage of Units equal to the percentage of days Participant was employed during the Performance Period [# of days employed / (3 x 365)  x # of Units], should any of the following occur:

(i)         Participant is unable, due to death or Disability (defined below), to continue as an employee of the Company;

(ii)        Participant is at least 65 years of age and elects to resign from his or her employment with the Company; or

(iii)       Upon a Change of Control.

In the event any of the foregoing should occur, the Units will vest at the 100% achievement level.

(d)        Definitions.

(i)         “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Cause”, then “Cause” means that the Board has determined that any one or more of the following has occurred:  (i) the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony; (ii) the Participant shall have failed or refused to carry out the reasonable and lawful instructions of Chief Executive Officer of the Company, the executive to whom the Participant reports, or the Board (other than as a result of disability) concerning duties or actions consistent with the Participant’s position and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board; (iii) the Participant shall fail to adhere to any material written Company policy and such failure to comply shall not have been cured, if curable, within ten (10) days following written notice from the Board of such failure; (iv) the Participant shall have engaged in any gross or willful misconduct resulting, in the Board’s discretion, loss to the Company or any of its Affiliates or damage to any of their reputations; or (v) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company, its representatives, agents, suppliers or customers.

(ii)        “Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or its Affiliates, if any, or if the Participant is not a party to an employment agreement with a definition of “Disability,” then “Disability” means any physical or mental disability rendering the Participant unable to perform his or her duties for a period of at least one hundred twenty (120) days out of any twelve (12) month period.

5.             No Right to Continued Employment.  The granting of the Units evidenced hereby and this Agreement shall impose no obligation on the Company or any of its subsidiaries or affiliates to continue the employment of the Participant and shall not lessen or affect any right that the Company or any of its subsidiaries or affiliates may have to terminate the employment of such Participant.

6.             Promise to Pay.  Units constitute a “promise to pay”, and as such are considered assets of the Company, which in the event of insolvency are subject to the claims of general creditors.

7.             Transferability.  The Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its subsidiaries or affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  An approved form of Beneficiary Designation is attached hereto as Exhibit A.  No such permitted transfer of the Units to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8.             Adjustment of Units.  Adjustments to the Units shall be made in accordance with the terms of the Plan.

9.             Withholding.  In the event required by federal or state law, the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Units, their grant, vesting, conversion to shares of common stock, or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10.           Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11.           Entire Agreement.  This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

12.           Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

13.           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

14.           Choice of Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by the laws of the State of Utah, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

15.           SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN UTAH.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.           Units Subject to the Plan.  By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the prospectus relating to the Plan.  The Units are subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference (subject to the limitation set forth in Section 15).  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.  The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and the Agreement.

17.           Amendment.  The Committee may amend or alter this Agreement and the Units granted hereunder at any time; provided that, subject to Articles 11, 12 and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the Units.

18.           Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Unit Award Agreement effective as of the date first written above.

ENERGYSOLUTIONS, INC.

By
Val J. Christensen
President and Chief Executive Officer

Agreed and acknowledged effective as
of the date first above written:

EXHIBIT A

Beneficiary Designation for Performance Share Units of EnergySolutions, Inc.

Signature(s) Required Below

Instructions:	Type or print legibly in ink. Sign and date form. Return original to EnergySolutions’ Legal Services Administrator, and retain a copy for your records.

Participant’s Name	Social Security Number	Date of Birth

I hereby designate the beneficiary(ies) named below to receive the resulting shares from my Performance Share Units of EnergySolutions, Inc. Unless otherwise provided in this request, if two or more primary beneficiaries are named, the shares shall be distributed pursuant to the terms of the Plan in equal portions (rounded to the nearest whole number) to the named primary beneficiaries if surviving the Participant, or to the survivor(s). If no primary beneficiary(ies) survive, the shares shall be distributed in like manner to the named contingent beneficiary(ies), if any. If no beneficiary survives, shares shall be distributed according to the terms of the Plan. The right of the Participant to change the beneficiary(ies) hereafter is reserved.

Primary Beneficiaries:

Beneficiary Full Name	Complete Address	Date of Birth	Social Security Number	Relationship to Participant

Contingent Beneficiaries:

This designation is revocable as to each beneficiary except when otherwise stated, and beneficiaries of like class shall share equally with right of survivorship. Any designation of an individual shall mean an individual living at the Participant’s death.

Dated this                  day of                         , 2011, at                                           (City) ,                     (State).

Signature of Participant	Signature of Irrevocable Beneficiary(ies), if any

Signature of Irrevocable Beneficiary(ies), if any